UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Portnoy Way: Distorting The Truth February 24, 2014

The Portnoys’ Record Of Twisting The Truth
A Brief Review Of Selected Flagrant Examples
• Since announcing our stake in CommonWealth almost one year ago, the Portnoys and their beholden Trustees have continuously twisted the truth beyond recognition
• Whether addressing shareholders or other constituencies, the Portnoys have repeatedly demonstrated an extraordinary willingness to shamelessly misconstrue simple facts in what we believe is an ongoing effort to mislead investors and others into protecting the Portnoy empire
• Based on the deceptions of the past several weeks alone as well as their unconscionable conduct over the past year, we have no confidence that the
Portnoys have suddenly become more willing to act in the best interest of shareholders
• In our view no amount of rhetoric or reversible governance window dressing can redeem a 28-year track record of value destruction and governance malfeasance
• The following pages illustrate “classic” examples of the Portnoys’ most recent attempts at twisting the truth to mislead shareholders and others

The Portnoys’ Misleading Financial Analyses
The Portnoys “Cherry-Pick” Timeframes To Skew CWH Stock Performance
Portnoys’ Distortion
(1)
• By selecting 1/1/2011 as an end date for their performance comparison above, the Portnoys ignore the period of 2011
through early 2013 as if they are only accountable for
performance during periods of their choosing
• The Portnoys’ actions repeatedly demonstrate an aversion
to accountability
Reality
See footnotes on p. 12.
(2)
Excludes over 2 years
of recent history
~1 year after
Corvex/Related’s
initial 13-D filing
Last trading day
before
Corvex/Related’s
initial 13-D filing
52%
148%
CWH Office REIT Peers
Average
Total Shareholder Return
(1/1/2000 to 2/25/2013)
174%
140%
CWH
Office REIT Peers
Average
Total Shareholder Return
(1/1/2000 to 2/14/2014)
101% 97%
CWH Office REIT Peers
Average
Total Shareholder Return
(1/1/2000 to 1/1/2011)
The Portnoys are attempting to disclaim
selected periods of underperformance,
while taking credit for outperformance for
which they are not responsible, but in our
view there is no way to slice and dice the
data in favor of the Portnoys – their
performance has been horrible
• By selecting 2/14/2014 as an end date for their performance comparison above, the Portnoys attempt to take credit for
almost a full year of stock performance that occurred after
Corvex and Related filed their initial 13-D

The Portnoys appear to
shortchange S&P 500
for ~3 years of returns,
excluding returns during
12/17/86 – 1/2/90

The Portnoys’ Misleading Financial Analyses
Another Astonishing Example of Portnoy Distortion
Portnoys’ Distortion
(1)
Reality
1) CommonWealth REIT Presentation to Shareholders, p. 8, 2/18/14.
Source: Bloomberg, Factset
• The Portnoys show a total return for the S&P 500 from December 17, 1986 (inception date of CWH) through
February 22, 2013, that is factually incorrect and appears to exclude the period prior to January 1, 1990
• Furthermore, the Portnoys select an end date of February
22,
2013, presumably because they prefer that
shareholders overlook the massively dilutive equity offering they announced on the next trading day, February 25,
2013, which drove CWH’s stock price down 12.1% in a single day
• Even if February 22 were an appropriate end date, the Portnoys appear to miscalculate CWH’s total return by an additional 103 percentage points, for a total misstatement of over 200 percentage points
Last  trading day
before
Corvex/Related’s
initial 13-D filing
The Portnoys selected as an
end date the last trading day
before the announcement of
their massively dilutive equity
offering which drove the
stock down 12%
Total Shareholder Return
(CWH's Inception on 12/17/1986 to 2/25/2013)
Total Shareholder Return
(CWH's Inception on 12/17/1986 to 2/22/2013)
877%
592%
CWH S&P 500 Index
668%
992%
CWH S&P 500 Index
While we question the analytical value of comparing an office REIT with the S&P 500 rather than its office peers over the extended period  in question, we believe the deceptiveness of the
Portnoys’ analysis is particularly appalling

In a letter dated January 21, 2014, we asked the Portnoys, among other things, if they would commit to amend CommonWealth’s charter to ensure that the Board cannot opt back into
Section 3-803 of the Maryland General Corporation Law which allows them to unilaterally re-
stagger the Board
The Portnoys never answered this simple question in any transparent way
But in a recent interview with REIT Wrap, Adam Portnoy was finally pressed by a reporter to answer the question, and he answered as we expected:
The Portnoys Make Misleading Claims About Their
Governance Alterations
“During a recent telephone interview with CWH’s Adam Portnoy, we asked whether
CWH was willing to permanently opt out of MUTA pledging … that it wouldn’t attempt to re-stagger its board without prior stockholder approval. Adam Portnoy explained that CWH wasn’t taking that step because the Company didn’t want to tie directors hands. Without that commitment, we added, the decision to de-stagger was window dressing.  Portnoy didn’t agree with that characterization and he again pressed his point that CWH was unwilling to tie directors hands.”
REIT Wrap, February 7, 2014
The Portnoys have made misleading claims that they are making “meaningful”
governance changes including the de-staggering of the Board at CWH

Under the pretense of not wanting “to tie directors hands”, the Portnoys will make sure that any governance change they make – including declassifying the Board – is not permanent, and can be unilaterally reversed at any time by the Portnoys’ beholden Trustees

• On April 4, 2013, it first came to our attention that Barry Portnoy and RMR had hired a lobbying firm in Annapolis, MD and had secretly been lobbying selected members of the Maryland General
Assembly to introduce a last minute change to a pending Senate bill which would allow the
CommonWealth board to effectively unilaterally remove the “without cause” removal provision from its charter
• Barry Portnoy, with the assistance of CommonWealth’s conflicted Maryland counsel, mischaracterized the amendment to Assemblymen as a “clarification” of existing law.
• A hearing was held by the Senate Judicial Proceedings Committee on the Portnoy amendment on
April 5, 2013, one day after we first learned of RMR’s lobbying efforts.  At the hearing a number of
Senators recognized the RMR-sponsored amendment for what it was:  a change in Maryland law, not a “clarification”
• Despite their legislative defeat, on April 12, 2013, CommonWealth opted-in to
Section 3-803 of the Maryland Unsolicited Takeovers Act – the same statute that they had just failed to “clarify” – and, in CommonWealth’s view, by doing so eliminated the right of CommonWealth shareholders to remove Trustees without cause
• In its November 2013 ruling, the Arbitration Panel agreed with us:
– “According to CWH’s Declaration of Trust, the Trustees can be removed at any time with or without cause by two-thirds of the shareholders. The Panel concludes that CWH’s election to opt into Section 3-803 of MUTA does not alter the CWH shareholders’ explicit ability under the
Declaration of Trust to remove Trustees without cause.”
The Portnoys’ Misleading Legislative “Clarification”

The Portnoys Lecture Us On Conflicts Of Interest
FALSE
REALITY
Peter Linneman had no conflict of interest
1) Page 36 of presentation filed by CWH on 2/18/14.
In their February 18 presentation to shareholders, the Portnoys misrepresent Peter Linneman’s actions as Chairman of Rockefeller Center Property (RCP) during its mid-1990’s sale to an investor group that included Goldman, Sachs & Company
• The Portnoys state “. . .Linneman had outside relationships with some of the bidders for RCP, including
Goldman Sachs. . .”
(1)
There were hundreds of entities that would have made at the time annual donations to Wharton of between $1,000 and $5,000
Dr. Linneman fully disclosed his role at Wharton to all RCP directors and counsel, who deemed that this role posed no conflict
How much trust should be placed in the Portnoys’ views on conflicts of interest?
“I’m on both boards and I can say there is no conflict of interest” – Adam Portnoy denying that there is a conflict of interest between RMR and CommonWealth
‘” Whose CommonWealth Is It Anyway?” Barron’s, April 20, 2013
• Dr. Linneman did not have any relationships with Goldman Sachs or other bidders at the time of the RCP sale.  CommonWealth's unsubstantiated accusation appears to be loosely based on a 1996 press article, which speculates on an unsupported basis that as a director of the Wharton School’s Real Estate Center
Dr. Linneman was in a position to ask for donations from bidding entities such as Goldman Sachs

The Portnoys’ Own Actions Contradict Their Claims In Real Time
Portnoys’ Distortion
• Senior Housing Properties Trust (SNH), another Portnoy
externally-managed REIT, made the same changes to its
RMR business management agreement that CWH did
• However, less than two weeks ago, the Portnoys directed
SNH to agree to a $1.1 billion acquisition, increasing the
size of SNH by nearly 20%, but only increasing AFFO per
share by an estimated 2-3%
(1)
, creating virtually no
incremental value for shareholders, in our view
• However, the increased fee streams to RMR raise SNH’s
G&A by an estimated 24%
(1)
in 2014, despite there being
virtually no incremental cost associated with asset/property management oversight due to the triple-net nature of the
96% leased building
• As a result, the Portnoys have secured a minimum of
approximately $115 million in fees over the life of the 15-
year lease on the building
Reality
• The Portnoys claim that changes in the
terms of RMR’s management agreements
“further align the interests of management
with shareholders”
CommonWealth REIT Presentation to
Shareholders, p. 43, February 18, 2014
“We believe SNH’s planned acquisition of a $1.1 billion Boston life science complex highlights problematic issues with regard to its external management structure…We see SNH shares moving to a substantial discount to underlying NAV, as the market assigns a greater discount for a corporate structure that utilizes an external manager whose interests can conflict with those of SNH’s shareholders.  We are cutting our price target to $19 from $22 and downgrading our rating to Sell from Neutral.”
- UBS, “Senior Housing Properties Trust, Downgrade to Sell,” February 11, 2014
1) UBS, “Senior Housing Properties Trust, Downgrade to Sell,” 2/11/14.

The Portnoys Omit Key Facts
Portnoys’ Distortion
• CWH only repurchased $14.5 million of stock
from its 2009 buyback program
• CWH has repeatedly issued equity at substantial
discounts to book value primarily for the purpose
of increasing the size of the Company and
therefore RMR’s fees, in our view
• The RMR management contract is terminable
without penalty upon 60 days notice
Reality
• “CWH has repurchased stock when its share
price was low and issued stock when its
share price was higher…CWH announces
$100 million share buyback program [on
January 9, 2009]…”
CommonWealth REIT Presentation to
Shareholders, p. 22, February 18, 2014
• “CWH did not internalize management in the
past because the Board and management
did not think it was in the best interests of
shareholders to have CWH pay an
‘internalization fee’ to RMR and also have
higher costs at CWH as a result.”
CommonWealth REIT Presentation to
Shareholders, p. 28, February 18, 2014
By omitting key facts, the Portnoys make highly misleading claims

> ✗ Poor CEO track record.

Related/Corvex are attempting to take control of CWH without paying shareholders anything for that control

*

> ✗ Overboarded; currently serves on three other public company boards.

Stock Price

✓		✓
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✓		✓
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RELATED CORVEX

The Portnoys’ Misdirected Critiques Of Our Slate of Nominees
Portnoy Complaint
Barry
Portnoy
Adam
Portnoy
Hospitality Properties Trust
Senior Housing Properties Trust
Five Star Quality Care, Inc.
RMR Real Estate Income Fund
TravelCenters of America LLC
Government Properties Income Trust
Select Income REIT
CommonWealth REIT
Barry Portnoy is on EIGHT boards
Adam Portnoy is on SIX boards
The Portnoys have criticized the Corvex/Related nominees, but upon closer evaluation, their criticisms more aptly apply to themselves
Adam Portnoy’s track record as President of CWH
(1)
(2)
39% Decline!
* Page 10 of presentation filed by CWH on 2/18/14.
Portnoy Actions
$25.80
$15.85
$0.00
$10.00
$20.00
$30.00
1/10/2011 2/25/2013
(1)
(2)
Adam Portnoy appointed President of CWH.
Last trading day before Corvex/Related filed their initial 13D.

Not independent
*
Weak public company board experience.

RELATED
CORVEX

Portnoy Complaint
William A. Lamkin – Serves on the Board of HPT and SIR,
both of which are Portnoy managed REITs and in the
aggregate paid RMR over $175 million in fees from 2008-
2012 and $587,580 in total compensation to Mr. Lamkin.
Joseph Morea – While Mr. Morea was at RBC, RBC
received tens of millions of fees from CWH and other
RMR-managed entities. Last year, at a meeting he
attended with us, Mr. Morea, as the only so-called
“independent” trustee at the meeting, acknowledged that
the CWH board operates without walls or delineations
between the independent and the managing trustees.  We
believe him.
Reinstated as Trustee after receiving the vote of only 14%
of the outstanding shares at the 2013 annual meeting
Frederick Zeytoonjian – Serves on the Board of SNH,
another Portnoy managed REIT. From 2008-2012, SNH
paid $106 million in fees to RMR and $446,980 in total
compensation to Mr. Zeytoonjian.
Portnoys’ Beholden Trustees
The Portnoys’ Misdirected Critiques Of Our Slate of Nominees
The Portnoys’ criticisms of our nominees are better descriptors of the CWH
Trustees
* Page 10 of presentation filed by CWH on 2/18/14.
NO non-Portnoy public Board experience
NO other public Board experience
NO non-Portnoy public Board experience

Footnotes

Footnotes to page 3
Note:  For comparability purposes we use the same peer set described in CWH’s Presentation to Shareholders of 2/18/14:  BDN, CLI, DRE, HIW, LRY, and PKY,
but we exclude PDM as PDM did not go public until 2/9/10.  Peer Average represents a simple average.
1)
Charts re-created from CommonWealth REIT Presentation to Shareholders, p. 6, 2/18/14.
2)
2/25/13 is the last trading day before Corvex and Related filed their initial 13-D.
Source: Factset

Disclaimer
This presentation does not constitute either an offer to sell or a solicitation of an offer to buy any interest in any fund associated with Corvex
Management LP (“Corvex”) or Related Fund Management, LLC (“Related”).  Any such offer would only be made at the time a qualified offeree receives a confidential offering memorandum and related subscription documentation.
The information in this presentation is based on publicly available information about CommonWealth REIT (the “Company”). This document includes certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the composition of the Company’s Board of Trustees, actions of the Company and its subsidiaries or competitors, and the ability to implement business strategies and plans and pursue business opportunities. Such forward-
looking statements, estimates, and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the Company, copies of which are available on the U.S. Securities and Exchange
Commission website at www.sec.gov/edgar. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein.  Corvex and Related may buy, sell, cover or otherwise change the form of their investment in the Company for any reason at any time, without notice, and there can be no assurances that they will take any of the actions described in this document.  Corvex and Related disclaim any duty to provide any updates or changes to the analyses contained in this document, except as may be required by law.  Shareholders and others should conduct their own independent investigation and analysis of the Company. Except where otherwise indicated, the information in this document speaks only as of the date set forth on the cover page.  Permission to quote third party reports in this presentation has been neither sought nor obtained.
Additional Information Regarding the Solicitation
Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange
Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and
(2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov.
The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex Management LP, Keith
Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P.,
Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole, David R. Johnson, James Corl, Edward
Glickman, Peter Linneman, Jim Lozier, Kenneth Shea, EGI-CW Holdings, L.L.C., David Helfand and Samuel Zell. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 thereto filed on February 13,
2014.